EXHIBIT (8)(x)
14TH AMENDMENT
TO
PARTICIPATION AGREEMENT
AMONG
AMERICAN GENERAL LIFE INSURANCE COMPANY,
AIG CAPITAL SERVICES, INC.,
VALIC COMPANY I AND
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
          THIS 14TH AMENDMENT TO PARTICIPATION AGREEMENT (“Amendment”) effective as of September 1, 2014, amends the Participation Agreement dated as of February 26, 1998 (the “Agreement”), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the “Account”), AIG CAPITAL SERVICES, INC. (formerly known as SunAmerica Capital Services, Inc.) (“ACS”), VALIC COMPANY I (the “Fund”), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the “Adviser”), (collectively, the “Parties”). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.
          WHEREAS, from time to time, the Fund will make additional Portfolios available to one or more Accounts of the Company;
          WHEREAS, the Parties now desire to amend the Agreement to reflect two new Variable Insurance Products for which the Fund will act as an investment vehicle for the Accounts;
          WHEREAS, the Parties wish to amend the Agreement regarding administrative reimbursements paid to the Company by the Adviser;
          WHEREAS, the Parties wish to amend the Agreement in order to provide for the use of Portfolio summary prospectuses by the Variable Insurance Products; and
          WHEREAS, the Company and ACS wish to affirm their compliance with the Information Sharing and Restricted Trading Agreement between the Company and the Fund.
          NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
1.
Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add under Separate Account VL-R, the following Policies: AG Platinum Choice VUL and Platinum Investor VIP (2007), and under Separate Account D, the following Contracts: (a) Individual Variable Annuity (regular surrender charge/deferred sales load AGVU, (b) Individual Variable Annuity (front end load AGVH), and (c) Generations Variable Annuity (each of which were inadvertently omitted from prior amendments) and to add the Company’s Variable Separate Account as an Account able to purchase and redeem shares of certain Portfolios of the Fund effective on or about September 1, 2014, with the Polaris Select Investor Variable Annuity as the Variable Insurance Product available within such Account.

2.
The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company’s Accounts. In this regard, the Parties agree that the Company may, upon ten (10) days prior written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

3.
Schedule A-2 is being added to the Agreement to add the Global Social Awareness Fund, International Equities Index Fund, Mid Cap Index Fund, Nasdaq-100 Index Fund, Small Cap Index Fund and Stock Index Fund as investment vehicles available for purchase and redemption by the Variable Separate Account, and to reflect the administrative fees payable to Variable Separate Account pursuant to Section 3.2(e) of the Agreement, as amended herein, which fees are limited to the net assets of the Funds attributable to the Polaris Select Investor Variable Annuity.

4.
The parties acknowledge that from time to time the Fund will make additional Portfolios available to the Accounts of the Company. In this regard, the Parties agree that the Company may, upon written notice to the other parties, add such new Portfolios to Schedule A-1 and/or Schedule A-2 of the Agreement, and thereby amend such schedules of the Agreement. All references to Schedule A in the Agreement shall include Schedule A-1 and Schedule A-2 as appropriate.

5.	Section 3.2(e) of the Agreement is deleted in its entirety and replaced with the following:
(e)
Certain Administrative Expenses of the Company. The Adviser will reimburse the Company on a calendar quarterly basis, for certain of the administrative costs and expenses incurred by the Company as a result of operations necessitated by the beneficial ownership of shares of the Portfolios of the Fund by owners of those Contracts which are subject to such reimbursement as indicated on Schedule B hereto. Such reimbursements shall be in an amount set forth on Schedule A-1 and Schedule A-2 based on the net assets of the Funds attributable to such Contracts. The determination of applicable assets shall be made by averaging assets in applicable Portfolios of the Fund as of the last Business Day of each calendar month falling within the applicable calendar quarter. In no event shall such fee be paid by the Fund, its shareholders or by any Contract owner.

6.	A new Section 3.1(d) is hereby added to the Agreement as follows in order to provide for use of Portfolio summary prospectuses by the Variable Insurance Products:

“3.1(d)     The Fund on behalf of one or more Portfolios will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act (“Rule 498”) applicable to its Portfolios. The Company represents and warrants that its use of the summary prospectuses and supplements, its website, and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company, at its sole cost and expense, shall host the summary prospectuses and supplements thereto as well as any other required documentation on its website. The Company shall provide the Fund with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498. The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.”

7.
Pursuant Rule 22c-2 of the 1940 Act, the Fund, ACS and the Company agree to comply with the terms included in the Information Sharing and Restricted Trading Agreement between the Fund and the Company dated April 16, 2007 and Amendment No. 1 thereto dated as of September 1, 2014.

8.	Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.
AMERICAN GENERAL LIFE INSURANCE COMPANY,
on behalf of itself and each of its Separate Accounts named
in Schedule B of the Agreement, as amended from time to time.

By:		/s/ Robert J. Scheinerman

Name:		Robert J. Scheinerman

Title:		Executive Vice President, Individual and Group Retirement

AIG CAPITAL SERVICES, INC.

By:	/s/

Name:

Title:

VALIC COMPANY I

By:	/s/

Name:

Title:

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/

Name:

Title:

SCHEDULE A-1
PORTFOLIOS OF
VALIC COMPANY I
AVAILABLE FOR PURCHASE BY
AMERICAN GENERAL LIFE INSURANCE COMPANY
UNDER THIS AGREEMENT
(As of September 1, 2014 except as otherwise indicated below)

		Administrative Service Fee
Fund Name	Separate Account	Pursuant to Section 3.2(e)

Asset Allocation Fund	A	0.15%
Blue Chip Growth Fund	D	0.20%
Capital Conservation Fund	A	0.15%
Dividend Value Fund	D	0.20%
Dynamic Allocation Fund	VL-R	0.15%
Emerging Economies Fund	VL-R	0.20%
Foreign Value Fund	VL-R	0.15%
Global Social Awareness Fund	A, D and VL-R	0.15%
Government Securities Fund	A	0.15%
Health Sciences Fund	D	0.20%
International Equities Index Fund	D and VL-R	0.15%
Mid Cap Index Fund	A, D, VL-R and VUL*	0.15%
Money Market I Fund	A, D, VL-R and VA-2 **	0.00%
Nasdaq-100 Index Fund	D, VL-R and VUL*	0.05%
Science & Technology Fund	A, D, VL-R and VUL*	0.15%
Small Cap Index Fund	A, D and VL-R	0.15%
Stock Index Fund	A, D, VL-R and VA-2 **	0.15%
   * Separate Account VUL was added effective August 15, 2003.
** Separate Account VA-2 was added effective December 31, 2002.
The parties hereto agree that this Schedule A-1 may be revised and replaced as necessary to accurately reflect the Portfolios covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

SCHEDULE A-2
PORTFOLIOS OF
VALIC COMPANY I
AVAILABLE FOR PURCHASE BY
AMERICAN GENERAL LIFE INSURANCE COMPANY
UNDER THIS AGREEMENT
(As of September 1, 2014 except as otherwise indicated below)

		Administrative Service Fee
Fund Name	Separate Account	Pursuant to Section 3.2(e)

Global Social Awareness Fund	Variable Separate Account	0.25%
International Equities Index Fund	Variable Separate Account	0.21%
Mid Cap Index Fund	Variable Separate Account	0.25%
Nasdaq-100 Index Fund	Variable Separate Account	0.21%
Small Cap Index Fund	Variable Separate Account	0.29%
Stock Index Fund	Variable Separate Account	0.23%
The parties hereto agree that this Schedule A-2 may be revised and replaced as necessary to accurately reflect the Portfolios covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.

SCHEDULE B
SEPARATE ACCOUNTS AND CONTRACTS**

Name of Separate Account and Date	Registration Numbers and Names of Contracts Funded
Established by Board of Directors	by Separate Account
	Registration	Name of Contract:
Nos.:

American General Life Insurance Company	33-44744	Group and Individual Variable Annuity*
Separate Account A	811-1491
Established: August 14, 1967

	33-44745	Individual Variable Annuity*
811-1491

American General Life Insurance Company	333-40637	Select ReserveSM Flexible Payment
Separate Account D Established: November 19, 1973	811-02441	Variable and Fixed Individual Deferred Annuity*

	33-43390	Variety PlusSM Variable Annuity*
811-02441

	333-70667	Platinum Investor® Variable Annuity*
811-02441

	333-109206	Platinum Investor® Immediate Variable
	811-02441	Annuity*

	002-49805	Individual Variable Annuity (regular surrender charge/deferred sales load
	811-02441	AGVU)*

	002-49805	Individual Variable Annuity (front end load AGVH)*
811-02441

	033-43390	Generations Variable Annuity*

811-02441

American General Life Insurance Company	333-102301	Equibuilder Flexible Premium Variable
Separate Account VUL Established: July 22, 1987	811-05794	Life Insurance *

American General Life Insurance Company	333-102303	Individual VA Contracts *
Separate Account VA-2	811-01990
Established: December 31, 2002

Name of Separate Account and Date	Registration Numbers and Names of Contracts Funded
Established by Board of Directors	by Separate Account
	Registration	Name of Contract:
Nos.:

American General Life Insurance Company	333-42567	Platinum Investor® I and Platinum
Separate Account VL-R	811-08561	Investor® II Variable Life Insurance
Established: May 6, 1997		Policies*

	333-53909	Legacy PlusSM Variable Life Insurance
	811-08561	Policies*

	333-80191	Corporate America - Variable Life
	811-08561	Insurance Policies*

	333-90787	Platinum Investor® Survivor
	811-08561	Variable Life Insurance Policies*

	333-87307	The ONE VUL Solution
	811-08561	Variable Life Insurance Policies*

	333-89897	AG Legacy Plus
	811-08561	Variable Life Insurance Policies*

	333-43264	Platinum Investor® III
	811-08561	Variable Life Insurance Policies*

	333-65170	Platinum Investor® Survivor II
	811-08561	Variable Life Insurance Policies*

	333-82982	Platinum Investor® PLUS
	811-08561	Variable Life Insurance Policies*

	333-109613	Platinum Investor® FlexDirector
	811-08561	Variable Life Insurance Policies*

	333-118318	Platinum Investor® IV
	811-08561	Variable Life Insurance Policies*

	333-129552	Platinum Investor® VIP
	811-08561	Variable Life Insurance Policies*

	333-137817	Platinum Investor VIP (2007)

	811-08561	Variable Life Insurance Policies*

	333-143072	AG Corporate Investor VUL
	811-08561	Variable Life Insurance Policies*

	333-144594	AG Income Advantage VUL
	811-08561	Variable Life Insurance Policies*

	333-146948	Protection Advantage Select VUL
	811-08561	Variable Life Insurance Policies*

	333-151576	Income Advantage Select VUL
	811-08561	Variable Life Insurance Policies*

Name of Separate Account and Date	Registration Numbers and Names of Contracts Funded
Established by Board of Directors	by Separate Account
	Registration	Name of Contract:
Nos.:

	333-153068	Survivor Advantage VUL
	811-08561	Joint and Last Survivor Flexible Premium
Variable Universal Life Insurance Policies*

	333-153093	Corporate Investor Select VUL
	811-08561	Flexible Premium Variable Universal Life
Insurance Policies*

	333-196172	AG Platinum Choice VUL
	811-08561	Flexible Premium Variable Universal Life Insurance Policies*

American General Life Insurance Company	333-198223	Polaris Select Investor Variable Annuity*
Variable Separate Account	811-03859
* Subject to reimbursement of certain administrative expenses as set forth in Paragraph 3.2(e) of the Participation Agreement referenced above.
** The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement. Such agreement shall be reflected in a written acknowledgement executed by all Parties.